SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2005
IntraBiotics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29993	94-3200380

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1009 Oak Hill Road, Suite 201
Lafayette, CA 94549
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (925) 906-5331
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 31, 2005, IntraBiotics Pharmaceuticals, Inc. (“the Company”) amended its agreement with Hickey & Hill, dated June 20, 2005 (the “Agreement”) to provide for an increase in the monthly fee payable to Hickey & Hill from $9,000 per month to $12,000 per month, effective September 2005. In addition, the Company paid a bonus to Hickey & Hill in the amount of $10,000 for services performed in July and August 2005. Under the Agreement, Hickey & Hill manages the Company’s day to day operations. In addition, Denis Hickey, a founding principal of Hickey & Hill, serves as the Chief Executive Officer and Chief Financial Officer of the Company. The fees payable to Hickey & Hill include Mr. Hickey’s compensation for service as the Company’s Chief Executive Officer and Chief Financial Officer.
Item 2.02. Results of Operations and Financial Condition.
     On October 27, 2005, IntraBiotics Pharmaceuticals, Inc. (“the Company”) reported its results of operations for its fiscal quarter ended September 30, 2005. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
     The information contained in this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibit. The following document is filed as an exhibit to this report:
          99.1 Press Release dated October 27, 2005.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTRABIOTICS PHARMACEUTICALS, INC.
Date: November 2, 2005	By:	/s/ DENIS HICKEY
Denis Hickey
Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated October 27, 2005